UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 10, 2016


                             ROSTOCK VENTURES CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-144944                  98-0514250
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada               89074-7722
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (702) 866-2500

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
           CERTAIN OFFICER

Effective February 10, 2016, our sole director approved the appointment of Eric Allison as a director of our company.

ERIC ALLISON - DIRECTOR

Mr. Allison has over 35 years of experience in the natural resource industry working in various technical, business development and management roles. He currently provides consulting services to a variety of companies, funds, project developers and individuals on a global basis. He formerly served, from 2012-2015, as CEO and COO of Brazahav Resources, a private entity developing a brownfield gold mine project in Mato Grosso, Brazil. Prior to this, he was the Director of Research and Chief Geologist at Casimir Capital LP specializing in junior mining companies. Previously, he was a Director at Sempra Commodities from 1999-2009 where his responsibilities included Metals & Concentrates and Energy. Over his career, he has also served in various roles for Cyprus Amax Minerals, Amax Energy, SPG Exploration and Texaco. Mr. Allison received a BS in Geology from Brown University (1978) and a MS in Marine Geology from the University of Georgia (1980).

Our company believes that Mr. Allison's professional background experience give him the qualifications and skills necessary to serve as a director of our company.

Our board of directors now consists of Gregory Rotelli and Eric Allison. There are no family relationships between any of our directors or executive officers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSTOCK VENTURES CORP.


/s/ Gregory Rotelli
-------------------------------------
Gregory Rotelli
President and Chief Executive Officer

Date: February 10, 2016

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